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                                                         EXHIBIT 99.1

             SAFE TECHNOLOGIES ISSUES
         MANAGEMENT REPORT TO SHAREHOLDERS


PALM BEACH, Fl., February 10, 2000 - Safe Technologies
International, Inc., (SFAD) issued a report statement today.

Brad Tolley, V.P. of Investor Relations, said,
"Management is currently devoting a preponderance of their time to the tasks relating to end of the year reports, filling, etc. SFAD, being, a fully SEC reporting company since 1986, and having moved from a Development Stage Company to an Operating Company in
1998, with, now, three wholly owned subsidiaries, is currently undergoing financial audits of each entity, in preparation for the filling of SFAD's Consolidated
Financials, the annual 10KSB, due on or before March 31, 2000.

Mr. Tolley concluded by saying, "Additionally, Management has been, and continues to be in serious discussion with several entities relating to planned growth for the Company, designed to increase Shareholder value. We would hope to substantially conclude negotiations within 30 days."

SOURCE:    Safe Technologies International, Inc.,(SFAD)
CONTACT:   Brad Tolley VP Investor Relations
TEL:       561-832-2700
EMAIL:     investor.relations@safetechnologies.com
HTTP://    www.safetechnologies.com

Forward-Looking Statements: Except for the historical information contained herein, this news release may contain forward looking statements within the meaning of Section 27A of the Securities Act of l934, as amended, that may involve risks and uncertainties, including those relating to the availability of suitable financial resources, the availability of management, unproven market for SFAD's products and services as well as other risks detailed from time to time in the Company's SEC reports, including reports on Form 10KSB for the year ended December 31, 1998 and Form 10-QSB for the quarter ended September 30, 1999.